Exhibit 99.1

For Immediate Release

Akron Riverview Corn Processors, L.L.C. exercises options on real estate

AKRON, IOWA - June 15, 2007

Akron Riverview Corn Processors, L.L.C. today announced that they have exercised  options on the real estate which will be the location of their proposed 100 Million gallon ethanol plant. The sale of the two parcels, which are currently owned by Robert and Margaret Lias and Mary Wohlenberg respectively, should be finalized within the next thirty days and will allow Akron Riverview Corn Processors, L.L.C. to continue progressing toward the construction of the new ethanol facility.

This communication contains forward-looking statements about our future plans to purchase real estate and construct an ethanol plant.  We undertake no responsibility to update any forward-looking statement.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties such as the suitability of the potential plant site for the ethanol plant, our ability to secure critical permits, possible inability to secure equity and debt in amounts sufficient to finance plant construction and start-up operations, construction delays and other risks and uncertainties  described in our SEC filings.